SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2000

PILLOWTEX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS (State of Incorporation)	1-11756 (Commission File Number)	75-2147728 (IRS Employer Identification No.)

4111 Mint Way, Dallas, Texas             75237
(Address of Principal Executive Offices)      (Zip Code)

             Registrant's telephone number, including area code:     (214) 333-3225

ITEM 3.    Bankruptcy or Receivership.

          On November 14, 2000, Pillowtex Corporation ("Pillowtex") and substantially all of its domestic subsidiaries filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Later the same day, the Bankruptcy Court entered an interim order authorizing Pillowtex and such subsidiaries to enter into a $150 million debtor-in-possession financing facility (the "DIP Facility") with Bank of America, N.A., as agent, for a syndicate of financial institutions comprised of certain of Pillowtex's existing senior lenders. Pursuant to such order, up to $60 million may be utilized under the DIP Facility, consisting of up to $35 million in post-petition loans and $25 million in letters of credit, on an interim basis pending a final hearing to approve the DIP Facility. The Bankruptcy Court also approved the payment of certain pre-petition obligations, including employee salaries, wages and benefits, obligations to customers and certain critical trade payables.

          A copy of the press release issued by Pillowtex on November 14, 2000, announcing its filing with the Bankruptcy Court is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.     Other Events.

          On November 14, 2000, Pillowtex was notified by the New York Stock Exchange (the "NYSE") that (i) the NYSE has determined to suspend trading of Pillowtex's common stock and (ii) the NYSE intends to file an application with the Securities and Exchange Commission to delist Pillowtex's common stock in accordance with its applicable procedures. Such actions are being taken by the NYSE in view of the fact that Pillowtex has filed a voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)       Exhibits:

Exhibit Number	Exhibit

99.1	Press release, dated November 14, 2000

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILLOWTEX CORPORATION

By:  /s/ John F. Sterling
Name:   John F. Sterling
Title:    Vice President and General
            Counsel

Dated: November 16, 2000

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press release, dated November 14, 2000.